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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Global Power Equipment Group Inc.
Irving, Texas

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-174757, 333-169614 and 333-169613) of our reports dated March 17, 2014, relating to the consolidated financial statements, the effectiveness of Global Power Equipment Group Inc.'s internal control over financial reporting, and financial schedules, appearing in Global Power Equipment Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP BDO USA, LLP Dallas, Texas

March 17, 2014

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm